Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Incentive Plan and Inducement Grant Awards (January 2019 – December 2019) of Akebia Therapeutics, Inc. of our report dated March 26, 2019, with respect to the consolidated financial statements of Akebia Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 24, 2020